UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2023

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2023, the Board of Directors of Banc of California, Inc. (the “Company”) adopted the Company’s Sixth Amended and Restated Bylaws (the “Bylaws”), effective May 11, 2023, in light of the universal proxy rules recently adopted by the Securities and Exchange Commission (the “SEC”). Among other things, the Bylaws:

•provide that a stockholder invoking the SEC’s universal proxy rules with respect to its director nominee(s) must comply with all requirements of that rule and provide reasonable evidence of such compliance in order for its nominees to be considered at the stockholders meeting;
•revise the procedural mechanics and disclosure requirements in connection with a stockholder’s request to call a special meeting or nominate directors;
•permit the Board of Directors of the Company to meet, and the annual meeting of stockholders to be held, by remote communication and for the use of electronic signatures by officers of the Company; and
•make certain non-substantive changes and other technical edits.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 11, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). As of March 15, 2023, the record date for the 2023 Annual Meeting, there were 58,663,788 shares of the Company’s voting common stock outstanding. The results of the items voted on at the 2023 Annual Meeting are as follows:

Proposal I Election of the twelve director nominees:
The Company’s directors were elected by a majority of the votes cast. Accordingly, the following twelve director nominees were elected, each for a term of one year:

Nominee	For	Against	Abstain	Broker Non-Vote
James A. "Conan" Barker	50,925,363	689,708	1,605	3,294,470
Mary A. Curran	45,975,390	5,640,164	1,122	3,294,470
Shannon F. Eusey	45,657,735	5,957,519	1,422	3,294,470
Bonnie G. Hill	45,566,782	6,048,623	1,271	3,294,470
Denis P. Kalscheur	50,515,759	1,099,596	1,321	3,294,470
Richard J. Lashley	50,572,010	1,042,017	2,649	3,294,470
Joseph J. Rice	50,738,898	852,955	24,823	3,294,470
Vania E. Schlogel	50,500,425	1,114,981	1,270	3,294,470
Jonah F. Schnel	45,617,514	5,997,739	1,423	3,294,470
Robert D. Sznewajs	45,562,222	6,052,994	1,460	3,294,470
Andrew Thau	45,660,324	5,954,850	1,502	3,294,470
Jared M. Wolff	50,568,108	1,047,393	1,175	3,294,470

Proposal II Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Vote
54,434,508	272,984	203,654	0

Proposal III Approval, on an advisory and non-binding basis, of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting (Say-on-Pay):

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Vote
41,051,688	10,445,034	119,954	3,294,470

Item 8.01 Other Events.
On May 11, 2023, the Company’s Board of Directors unanimously elected chief executive officer Jared M. Wolff to the role of board chair of the Company and Robert Sznewajs to the role of vice chair of the Company and lead independent director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
3.1    Banc of California, Inc. Sixth Amended and Restated Bylaws, effective May 11, 2023

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
May 15, 2023

/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary